Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.
As of December 31, 2014

Ownership Percentage	Name				Place of Incorporation
100%	Synovus Bank				Georgia
	100%	Synovus Trust Company, National Association			National
	100%	Synovus Mortgage Corp.			Alabama
		100%	Synovus Title, LLC		Alabama
		100%	Synovus Title II, LLC		Georgia
	50%	Sterling Place, L.L.C.			Alabama
	100%	W.L. Properties, Inc.			Florida
	100%	U.O.S. Properties, Inc.			Florida
	40%	Orchid, LLC			Alabama
	100%	The Summerton Inn, Inc.			South Carolina
	100%	DAL LLC			Alabama
	100%	KDC LLC			Alabama
	100%	Lake Property Holdings, LLC			Alabama
	100%	BOP Properties, Inc.			Florida
	100%	BNG Beltline, LLC			Georgia
	100%	Fernandina Holdings, LLC			Georgia
	100%	Synovus RP Holdings,LLC			Georgia
	100%	Synovus Lofts of Greenville, LLC			Georgia
	49.99%	Azalea Park Partners, LLP			Virginia
	100%	CB&T Special Limited Partner, L.L.C.			Georgia
	20%	West End Redevelopment Partnership, L.P.			Georgia
	100%	Synovus Burger-Phillips, LLC			Alabama
		99%	Burger Phillips Building, LLC		Alabama
	30%	Tuscaloosa Riverfront Development, LLC			Alabama
	99%	Pine Cone Apartments Tuscaloosa, Ltd.			Alabama
	100%	FCB Heritage 1901 Redevelopment LLC			Alabama
		99%	Heritage 1901 Redevelopment, LLC		Alabama
	99.99%	CB&T Housing Fund Investor, L.L.C.			Georgia
		99.99%	Tall Pines Apartments, Ltd., (L.P.)		Georgia
		99.99%	Boston Capital Columbus Tax Credit Fund, A Limited Partnership		Massachusetts
			99.99%	New Northgate Village Development Company, L.P.	Georgia
		99.99%	CB&T State Tax Credit Fund, L.L.C.		Georgia
			0.01%	Ashton Avalon, LP	Georgia
			0.01%	Baker Village Apartments I, LP	Georgia
	100%	Synovus Equity Investments, Inc.			Georgia
		100%	Synovus Special Limited Partner LLC		Georgia
	100%	Synovus Callier Forest, LLC			Georgia
		99.99%	Callier Forest, L.P.		Georgia
	100%	Synovus Union Hill, L.L.C.			Georgia
		99.99%	Union Hill Apartments, L.P.		Georgia
	100%	Synovus Pointe Apartments, L.L.C.			Georgia
		99.99%	The Point Apartments, LTD		Georgia
	100%	Synovus South Mall Apartments, L.L.C.			Georgia
		99.99%	Summit South Mall Apartments, Ltd.		Alabama

	100%	Synovus Aspenwood Square, LLC		Georgia
		99.99%	Aspenwood Square Apartments, LP	Tennessee
	5.07%	ST GA Fund I, LLC		Georgia
	5.6%	ST GA Fund III, LLC		Georgia
100%	Synovus Securities, Inc.			Georgia
100%	Broadway Asset Management, Inc.			Georgia
100%	Banking Corporation of Florida Capital Trust			Delaware
100%	Synovus Georgia State Tax Credit Fund, LLC			Georgia
	77%	JT Tax Credits, LLC		Georgia
49.92%	TTP Fund II, L.P.			Georgia
27%	GAA Real Estate Partners, L.P.			Georgia
20%	Cordova Intellimedia Ventures, L.P.			Georgia